CB Richard Ellis, Inc.
              North Texas Commercial Association Of Realtorsr

                        COMMERCIAL LEASE AGREEMENT

TABLE OF CONTENTS                       EXHIBITS AND ADDENDA.  Any exhibit
                                        or addendum attached
Article                            Page to this Lease is incorporated as a
                                        part of this Lease for all purposes.
1.  Defined Terms                   1   Any term not specifically defined
                                        in the Addenda shall have the same
2.  Lease and Lease Term            2   meaning given to it in the body of
                                        this Lease.  to the extend any
3.  Rent and Security Deposit       2   provisions in the body of this
                                        Lease conflict with the Addenda, the
4.  Taxes                           3   Addenda shall control.
5.  Insurance and Indemnity         3
6.   Use  of  Demised  Premises     4   [Check all boxes  which  apply.
                                        Boxes not checked do not apply.]
7.  Property  Condition,
    Maintenance, Repairs and
    Alterations                     5   X  Exhibit A   Survey and/or Legal
                                                       Description of  the
                                                       Property

8.  Damage  or Destruction          6   X  Exhibit B   Floor Plan and/or Site
                                                       Plan
9.  Condemnation                    7
10. Assignment and Subletting       7   X  Addendum A  Expense Reimbursement
11. Default and Remedies            7   X  Addendum B  Renewal Options
12. Landlord's  Contractual Lien    9      Addendum C  Right of First Refusal
                                                       for Additional Space
13. Protection  of  Lenders         9      Addendum D  Percentage Rental/Gross
                                                       Sales Reports
14. Environmental Representations
    and Indemnity                  10      Addendum E  Guarantee
15. Professional Service Fees      10   X  Addendum F  Construction  of
                                                       Improvements
16. Miscellaneous                  11      Addendum G  Rules and Regulations
17. Additional Provisions          13      Addendum H  Other

IN CONSIDERATION of the terms, provisions and agreements contained in this Lease, the parties agree as follows:

ARTICLE  ONE:   DEFINED TERMS. As used in this Commercial  Lease  Agreement
(the "Lease"), the terms set forth in this Article One have the following respective meanings:

1.01. Effective Date: The last date beneath the signatures of Landlord and Tenant on page 13 below.

1.02.     Landlord:  Stag Properties, LLC
          Address:   3838  Oak Lawn,  Suite  1500, Dallas, Texas  75219

                     Telephone:  214-522-6400            Fax:  214-522-6103

1.03.     Tenant:  Ace Hardware Corporation
         Address:  2200 Kensington  Court, Oak Brook, IL  60523-2100

                     Telephone:  630-990-6545            Fax:  630-571-2186

1.04.  Demised Premises:

   A.   Street Address:  2620 McIvey, Fort Worth, Texas  76111
                         in Tarrant County, Texas.

   B. Legal Description: The property on which the Demised Premises is situated (the "Property") is more particularly described as:
     See Exhibit A or is described on Exhibit A, SURVEY AND/OR LEGAL
     DESCRIPTION.

   C. Floor Plan or Site Plan: Being a floor area of approximately 10,915 square feet and being approximately
                             N/A                            feet         by
   N/A                 feet (measured to the exterior of outside walls  and
   to the center of the interior walls)
   and being more particularly shown in outline form on Exhibit B, FLOOR PLAN AND/OR SITE PLAN.

   D. Tenant's pro rata share of the Property is 100 %. [See Addendum A, EXPENSE REIMBURSEMENT, if applicable]

1.05.   Lease  Term: 5 years  and  0  months beginning on    See addendum F
(The "Commencement Date") and ending on December 31st, 2005   (the "Expiration
Date").

1.06.   Base   Rent:  $510,000.00 total Base Rent for the Lease Term payable in monthly installments of $8,500.00 per month in advance. (The total amount of Rent is defined in Section 3.01.)

1.07.   Percentage  Rental Rate:  N/A %.   [See Addendum  D,  PERCENTAGE
RENTAL/GROSS SALES REPORTS, if applicable]

1.08.   Security Deposit: [Intentionally Left Blank]

1.09.   Permitted  Use:   Trucking,  warehousing,  general  office,  and
incidental uses thereto
                                                                          .
[See Section 6.01]



1.10.   Party  to  whom Tenant  is  to  deliver payments    under    this
Lease [check    one]:Landlord,  Principal Broker, or  Other Landlord may
designate in writing the party authorized to act on behalf of Landlord to enforce this Lease. Any such authorization will remain in effect until it is revoked by Landlord in writing.

1.11.   Principal   Broker:    Kennedy-Wilson, acting as [check  one]: agent
for Landlord exclusively, agent  for  Tenant exclusively,   an
intermediary.
        Principal Broker's Address: 9400 N. Central Expressway, Dallas, Texas 75231

Telephone:  214-871-6666                       Fax: 214-871-6655

1.12.   Cooperating Broker:  CB Richard  Ellis, Inc., acting as [check  one]:
agent for Landlord exclusively, agent  for  Tenant exclusively,   an
intermediary.
    Cooperating Broker's Address: 5400 LBJ Freeway, Suite 1100, Dallas, Texas 75240

Telephone:  972-458-4800                       Fax: 972-702-8315

1.13.   The Fee:  The Professional Service Fee shall be as set forth  in
   [check one]:   Paragraph A, or Paragraph B of Section 15.01.

   A.   The percentage applicable for leases in Sections 15.01 and shall be
   six and one-half percent (   6.5   %).

   B.   The  percentage applicable in Section 15.04 in the event of a  sale
   shall be percent (           %).

1.14.  Acceptance:   The number  of  days  for acceptance of this offer  is
   days. [See Section 16.14]

ARTICLE TWO:  LEASE AND LEASE TERM

2.01. Lease of Demised Premises for Lease Term. Landlord leases the Demised Premises to Tenant and Tenant leases the Demised Premises from Landlord for the Lease Term stated in Section 1.05. The Commencement Date is the date specified in Section 1.05, unless advanced or delayed under any provision of this Lease.

2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Demised Premises to Tenant on
the  Commencement  Date  specified  in   Section   1.05  above.  Landlord's
non-delivery of possession of the Demised Premises to Tenant on the commencement Date will not affect this Lease or the obligations of Tenant under this Lease. However, the Commencement Date shall be delayed until
possession of the Demised Premises is delivered to Tenant.   The Lease Term
shall be extended for a period equal to the delay in delivery of possession of the Demised Premises to Tenant, plus the number of days necessary for the Lease Term to expire on the last day of a month. If Landlord does not deliver possession of the Demised Premises to Tenant within sixty (60) days after the Commencement Date specified in Section 1.05, Tenant may cancel this Lease by giving written notice to Landlord within ten (10) days
after the 60-day period  ends.   If  Tenant gives  such notice, this  Lease
shall be canceled effective as of the date of its execution, and no party shall have any obligations under this Lease except that the Landlord shall
return the first months rent to the  Tenant per  3.02.   If Tenant does not
give such notice within the time specified, Tenant shall have no right to cancel this Lease, and the Lease Term shall commence upon the delivery of possession of the Demised Premises to Tenant. If delivery of possession of the Demised Premises to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the revised Commencement Date of the Lease Term. except that the Landlord shall return the first months rent to the Tenant per 3.02.

2.03. Early Occupancy. If Tenant occupies the Demised Premises prior to the Commencement Date, Tenant's occupancy of the Demised Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Demised Premises shall not advance the Expiration Date. Unless otherwise provided herein, Tenant shall pay Base Rent and all other charges specified in this Lease for the period of occupancy.

2.04. Holding Over. Tenant shall vacate the Demised Premises immediately upon the expiration of the Lease Term or earlier termination of this Lease. Tenant shall reimburse Landlord for and Indemnify Landlord against all damages incurred by Landlord as a result of any delay by Tenant in vacating the Demised Premises. If Tenant does not vacate the Demised Premises upon the expiration of the Lease Term or earlier termination of this Lease, Tenant's occupancy of the Demised Premises shall be a day-to-day tenancy, subject to all of the terms of this Lease, except that the Base Rent during the holdover period shall be increased to an amount which is one-and-one-half (1-1/2) times the Base Rent in effect on the expiration or termination of this Lease, computed on a daily basis for each day of the holdover period, plus all additional sums due under this Lease. This paragraph shall not be construed as Landlord's consent for Tenant to hold over or to extend this Lease.

ARTICLE THREE:  RENT AND SECURITY DEPOSIT

3.01. Manner of Payment. All sums payable under this Lease by Tenant (the "Rent") shall be made to the Landlord at the address designated in Section 1.02, unless another person is designated in Section 1.10, or to any other party or address as Landlord may designate in writing. Any and all payments made to a designated third party for the account of the Landlord shall be deemed made to Landlord when received by the designated third party. All sums payable by Tenant under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of
Section 502(b)(6) of the Bankruptcy Code and for all other purposes. The Base Rent is the minimum rent for the Demised Premises and is subject to the terms and conditions contained in this Lease, together with the attached Addenda, if any.

3.02. Time of Payment. Upon execution of this Lease, Tenant shall pay the installment of Base Rent for the first month of the Lease Term. On or before the first day of the second month of the Lease Term and of each month thereafter, the installment of Base Rent and other sums due under this Lease shall be due and payable, in advance, without off-set deduction or prior demand. Tenant shall cause payments to be properly mailed or otherwise delivered so as to be actually received by the party identified in 1.10 above on or before the due date (and not merely deposited in the mail). If the Lease Term commences or ends on a day other than the first or last day of a calendar month, the rent for any fractional calendar month following the Commencement Date or preceding the end of the Lease Term shall be prorated by days.

3.03. Late Charges. Tenant's failure to promptly pay sums due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of those costs is impractical or extremely difficult to ascertain. The costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease or deed of trust encumbering the Demised Premises. Payments due to Landlord under this Lease are not an extension of credit. Therefore, if any payment under the Lease is not actually received on or before five (5) days after the due date (and not merely deposited in the mail), Landlord may, at Landlord's option and to the extent allowed by applicable law, impose a Late Charge on any late payments in an amount equal to one-half of one percent (.5%) of the amount of the past due payment (the "Late Charge") per day for each day after the due date, until the past due amount in Good Funds is received by Landlord, up to a maximum of ten percent (10%) of the past due amount. A Late Charge may be imposed only once on each past due payment. Any Late Charge will be in addition to Landlord's other remedies for nonpayment of rent. If any check tendered to Landlord by Tenant under this Lease is dishonored for any reason, Tenant shall pay to the party receiving payments under this Lease a fee of twenty-five dollars ($25.00), plus (at Landlord's option) a Late Charge as provided above until good funds are received by Landlord. The parties agree that any Late Charge and dishonored check fee represent a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment or dishonored check. Payments received from Tenant shall be applied first to any Late Charges, second to Base Rent, and last to other unpaid charges or reimbursements due to Landlord. Notwithstanding the foregoing, Landlord will not impose a Late Charge as to the first late payment in any calendar year, unless Tenant fails to pay the late payment to Landlord within three (3) business days after the delivery of a written notice from Landlord to Tenant demanding the late payment be paid. However, Landlord may impose a Late Charge without advance notice to Tenant on any subsequent late payment in the same calendar year.

3.04  [Intentionally Left Blank]

3.05 Good Funds Payments. If, for any reason whatsoever, any two or more payments by check from Tenant to Landlord for Rent are dishonored and returned unpaid, thereafter Landlord may, at Landlord's sole option, upon written notice to Tenant, require that all future payments of Rent for the remaining term of the Lease must be made by cash, certified check, cashier's check, or money order ("Good Funds") and that the delivery of Tenant's personal or corporate check will no longer constitute payment of Rent under this Lease. Any acceptance by Landlord of a payment for Rent by Tenant's personal or corporate check thereafter shall not be construed as a waiver of Landlord's right to insist upon payment by Good Funds as set forth herein.

ARTICLE FOUR:  TAXES

4.01. Payment by Landlord. Landlord shall pay the real estate taxes on the Demised Premises during the Lease Term.

4.02.  Improvements by Tenant.   If  the  real estate  taxes levied against
the Demised Premises for the real estate tax year in which the Lease Term commences are increased as a result of any alterations, additions or improvements made by Tenant or by Landlord at the request of Tenant, Tenant shall pay to Landlord upon demand the amount of the increase and continue to pay the increase during the Lease Term. Landlord shall use reasonable efforts to obtain from the tax assessor or assessors a written statement of the total amount of the increase.

4.03. Joint Assessment. If the real estate taxes are assessed against the Demised Premises jointly with other property not constituting a part of the Demised Premises, the real estate taxes applicable to the Demised Premises shall be equal to the amount bearing the same proportion to the aggregate assessment that the total square feet of building area in the Demised Premises bears to the total square feet of building area included in the joint assessment.

4.04. Personal Property Taxes. Tenant shall pay all taxes assessed against trade fixtures, furnishings, equipment, inventory, products or any other personal property belonging to Tenant. Tenant shall use reasonable efforts to have Tenant's property taxed separately from the Demised Premises. If any of Tenant's property is taxed with the Demised Premises, Tenant shall pay the taxes for its property to Landlord within fifteen (15) days after Tenant receives a written statement from Landlord for the property taxes.

ARTICLE FIVE:  INSURANCE AND INDEMNITY

5.01.  Casualty Insurance.  During  the   Lease Term,  Landlord shall maintain
policies of insurance covering loss of or damage to the Demised Premises in an amount or percentage of replacement value as Landlord deems reasonable in relation to the age, location, type of construction and physical condition of the Demised Premises and the availability of insurance at reasonable rates. The policies shall provide protection against all perils included within the classification of fire and extended coverage and any other perils which Landlord deems necessary. Landlord may, at Landlord's option, obtain insurance coverage for Tenant's fixtures, equipment or building
improvement installed by Tenant  in  or  on the   Demised  Premises.   Tenant
shall, at Tenant's expense, maintain insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect Tenant's interest. Tenant shall not do or permit to be done anything which
invalidates any insurance policies.   Any casualty  insurance carried by
Landlord or Tenant shall be for the sole benefit of the party carrying the insurance and under its sole control.

5.02. Increase in Premiums. Tenant shall not permit any operation or activity to be conducted, or storage or use of any volatile or any other materials, on or about the Demised Premises that would cause suspension or cancellation of any fire and extended coverage insurance policy carried by Landlord, or increase the premiums therefore, without the prior written
consent of Landlord.   If  Tenant's  use  and occupancy  of  the Demised
Premises causes an increase in the premiums for any fire and extended coverage insurance policy carried by Landlord, Tenant shall pay to Landlord, as additional rent, the amount of the increase within ten days after demand and presentation by Landlord of written evidence of the increase.

5.03.  Liability Insurance.  During the  Lease Term,  Tenant  shall  maintain a commercial general liability policy of insurance, at Tenant's expense, insuring Landlord against liability arising out of the ownership, use,
occupancy, or maintenance  of  the  Demised Premises.   The  initial  amounts
of the insurance must be at least; $1,000,000 for Each Occurrence, $2,000,000 General Aggregate per policy year, $100,000 Property Damage for the Demised Premises, and $10,000 Medical Expense; plus a $5,000,000 commercial general liability umbrella; and shall be subject to periodic increases based upon economic factors as Landlord may determine, in Landlord's discretion, exercised in good faith. However, the amounts of the insurance shall not limit Tenant's liability nor relieve Tenant of any obligation under this Lease. The policies must contain cross-liability endorsements, if applicable,  and  must  insure Tenant's  performance  of the indemnity
provisions of  Section  5.04.   the policies   must  contain  a  provision
which  prohibits  cancellation   or modification  of  the  policy except upon
thirty (30) days' prior written notice to Landlord. Tenant may discharge Tenant's obligations under this Section by naming Landlord as an additional insured under a comprehensive policy of commercial general liability insurance maintained by Tenant and containing the coverage and provisions described in
this Section.   Tenant shall  deliver  a  copy  of the policy or certificate
(or a renewal) to Landlord prior to the commencement Date and prior to the expiration of the policy during the Lease Term. If Tenant fails to maintain the policy, Landlord may elect to maintain the insurance at
Tenant's expense.   Tenant may,  at  Tenant's  expense, maintain other
liability insurance  as  Tenant deems necessary.

5.04. Indemnity. Landlord shall not be liable to Tenant or to Tenant's employees, agents, invitees or visitors, or to any other person, for any injury to persons or damage to property on or about the Demised Premises or any adjacent area owned by Landlord caused by the negligence or misconduct of Tenant, Tenant's employees, subtenants, agents, licensees or concessionaires or any other person entering the Demised Premises under express or implied invitation of Tenant, or arising out of the use of the Demised Premises by Tenant and the conduct of Tenant's business, or arising out of any breach or default by Tenant in the performance of Tenant's obligations under this Lease; and Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, expense or claims arising out of such damage or injury. Tenant shall not be liable for any injury or damage caused by the negligence or misconduct of Landlord, or Landlord's employees or agents, and Landlord agrees to indemnify and hold Tenant harmless from any loss, expense or damage arising out of such damage or injury.

5.05.  Comparative  Negligence.   Tenant   and Landlord hereby unconditionally
and irrevocably agree to indemnify, defend and hold each other and their officers, agents, directors, subsidiaries, partners, employees, licenses and counsel harmless, to the extent of each party's comparative negligence, if any, from and against any and all loss, liability, demand, damage, judgment, suit, claim, deficiency, interest, fee, charge, cost or expense (including, without limitation, interest, court costs and penalties, reasonable attorney's fees and disbursements and amounts paid in settlement, or liabilities resulting from any change in federal, state or local law or regulation or interpretation of this Lease) of whatever nature, on a comparative negligence basis, even when caused in part by Landlord's or Tenant's negligence or the joint or concurring negligence of Landlord, Tenant, and any other person or entity, which may result or to which Landlord or Tenant and/or any of their officers, agents, directors, employees, subsidiaries, partners, licensees and counsel may sustain, suffer, incur or become subject to in connection with or arising in any way whatsoever out of the leasing, operation, promotion, management, maintenance, repair, use or occupation of the Demised Premises, or any other activity of whatever nature in connection therewith, or arising out of or by reason of any investigation, litigation or other proceedings brought or threatened, arising out of or based upon the leasing, operation, promotion, management, maintenance, repair, use or occupancy of the Demised Premises, or any other activity on the Demised Premises. This provision shall survive the expiration or termination of this Lease.

5.06. Waiver of Subrogation. Each party to this Lease waives any and every claim which arises or may arise in its favor against the other party during the term of this Lease or any renewal or extension of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Demised Premises, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under such insurance policies. These mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties. Inasmuch as these mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereby agrees to give immediately to each insurance company (which has issued to such party policies of fire and extended coverage insurance) written notice of the terms of such mutual waivers, and to cause such policies to be properly endorsed to prevent the invalidation of the insurance coverage by reason of these waivers.

ARTICLE SIX:  USE OF DEMISED PREMISES

6.01.  Permitted  Use.   Tenant  may  use  the Demised  Premises only for the
Permitted Use stated in Section  1.09.   The parties  to  this  Lease
acknowledge that the current use of the Demised Premises or the improvements located on the Demised Premises, or both, may or may not conform to the city zoning ordinance with respect to the permitted use, height, setback requirements, minimum parking requirements, coverage ratio of improvements to total area of land, and other matters which may have a significant economic impact upon the Tenant's intended use of the Demised Premises. Tenant acknowledges that Tenant has or will independently investigate and verify to Tenant's satisfaction the extent of any limitations or
non-confirming uses of the Demised  Premises.   Tenant further  acknowledges
that Tenant is not relying upon any warranties or representations of Landlord or the Brokers who are participating in the negotiation of this Lease concerning the Permitted Use of the Demised Premises, or with respect to any uses of the improvements locate on the Demised Premises.

6.02.  Compliance  with  Law.   Tenant  shall comply with all governmental
laws, ordinances and regulations applicable to the use of the Demised Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances and other activities in or upon, or connected with the Demised Premises, except for ADA compliance.

6.03.  Certificate of Occupancy.  If required,
Tenant shall obtain a Certificate of Occupancy from the municipality in which the Property is located prior to occupancy of the Demised Premises. Tenant may apply for a Certificate of Occupancy prior to the Commencement Date and, if Tenant is unable to obtain a Certificate of Occupancy, Tenant shall have the right to terminate this Lease by written notice to Landlord if unable to obtain a Certificate of Occupancy, Tenant shall have the right to terminate this Lease by written notice to Landlord if Landlord or Tenant is unwilling or unable to cure the defects which prevented the issuance of the Certificate of Occupancy. Landlord may, but has no obligation to, cure any such defects, including any repairs, installations, or replacements of any items which are not presently existing on the Demised Premises, or which have not been expressly agreed upon by Landlord in writing.

6.04. Signs. Any signs installed by Tenant must conform with applicable laws, deed restrictions on the Property, and other applicable requirements. Tenant must remove all signs, decorations and ornaments at the expiration or termination of this Lease and must repair any damage and close any holes caused by the removal.

6.05. Utility Services. Tenant shall pay the cost of all utility services, including but not limited to initial connection charges, all charges for gas, water, sewerage, storm water disposal, communications and electricity used on the Demised Premises, and for replacing all electric lights, lamps and tubes.

6.06.  Landlord's   Access.    Landlord   and Landlord's agents shall have the
right to, during normal business hours and upon reasonable advance notice, and without unreasonably interfering with Tenant's business, enter the Demised
Premises: (a) to inspect the general condition and state of repair of the Demised Premises, (b) to make repairs required or permitted under this Lease,
(c) to show the Demised Premises or the Property to any prospective tenant or purchaser, and (d) for any other reasonable purpose. If Tenant changes the locks on the Demised Premises, Tenant must provide Landlord with a copy of each separate key. During the final one hundred fifty (150) days of the Lease Term, Landlord and Landlord's agents may erect and maintain on or about the Demised Premises signs advertising the Demised Premises for lease or for sale.

6.07. Possession. If Tenant pays the rent, properly maintains the Demised Premises, and complies with all other terms of this Lease, Tenant may occupy and enjoy the Demised Premises for the full Lease Term, subject to the provisions of this Lease.

6.08.  Exemptions  From  Liability.   Landlord shall  not be liable for any
damage or injury to the persons, business (or any loss of income), goods, inventory, furnishings, fixtures, equipment, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or
about the Demised Premises, whether the damage   or  injury  is  caused  by
or  results  from:  (a)  fire,  steam, electricity, water, gas or wind; (b)
the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising on or about the Demised Premises or upon other portions of any building of which the Demised Premises is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building on the Property. Landlord shall not be liable for any damage or injury  even though the cause of or the means of repairing the
damage or injury are  not accessible  to  Tenant.   The provisions of this
Section 6.08 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

ARTICLE SEVEN:  PROPERTY CONDITION, MAINTENANCE, REPAIRS AND ALTERATIONS

7.01. Property Condition. Except as disclosed in writing by Landlord to Tenant contemporaneously with the execution of this Lease, to the best of Landlord's actual knowledge the Demised Premises has no known latent structural defects, construction defects of a material nature, and to the best of Landlord's actual knowledge none of the improvements has been constructed with materials known to be a potential health hazard to occupants of the Demised Premises. Tenant acknowledges that neither the Principal Broker nor any Cooperating Broker has made any warranty or representation to Tenant with respect to the condition of the Demised Premises, and that Tenant is relying exclusively upon Tenant's own investigations and the representations of Landlord, if any, with respect to the condition of the Demised Premises. Landlord and Tenant agree to hold the Brokers harmless of and from any and all damages, claims, costs and expenses of every kind and character resulting from or related to Landlord's furnishing to the Brokers any false, incorrect or inaccurate information with respect to the Demised Premises, or Landlord's concealing any material information with respect to the condition of the Demised
Premises.   Other  than  as  expressly set forth in  this  Lease,  Landlord represents that on the Commencement Date (and for a period of thirty (30) days thereafter) the building fixtures and equipment, plumbing and plumbing fixtures, electrical and lighting system, any fire protection sprinkler system, ventilating equipment, heating system, air conditioning equipment, roof, skylights, doors, overhead doors, windows, dock levelers, elevations, and the interior of the Demised Premises in general are in good operating
condition.   Tenant shall have a period of thirty (30) days  following  the
Commencement Date in which to inspect the Demised Premises and to notify Landlord in writing of any defects and maintenance, repairs or replacements required to the above named equipment, fixtures, systems and interior. Within a reasonable period of time after the timely receipt of any such written notice from Tenant, Landlord shall, at Landlord's expense, correct the defects and perform the maintenance, repairs and replacements.

7.02.  Acceptance of Demised Premises.  [Intentionally Left Blank]

7.03.  Maintenance  and  Repair.   Except   as otherwise provided in this
Lease, Landlord shall be under no obligation to perform any repair, maintenance or management service in the Demised Premises or adjacent common areas. Tenant shall be fully responsible, at its expense, for all repair, maintenance and management services other than those which are expressly assumed by Landlord.



   A.  Landlord's Obligation.

         (1) Subject to the provisions of Article Eight (Damage or Destruction) and Article Nine (Condemnation) and except for damage caused by any act or omission of Tenant, Landlord at Landlord's sole cost and expense, shall keep the roof, skylights, foundation, structural components and the structural portions of exterior walls of the Demised Premises in good order, condition and repair. Landlord shall not be obligated to maintain or repair windows, doors, overhead doors, plate glass or the surfaces of walls. In addition, Landlord shall not be obligated to make any repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need for repairs. If any repairs are required to be made by Landlord, Tenant shall, at Tenant's sole cost and expense, promptly remove Tenant's furnishings, fixtures, inventory equipment and other property, to the extent required to enable Landlord to make repairs. Landlord's liability under this Section shall be limited to the cost of those repairs or corrections. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Demised Premises at Landlord's expense or to terminate the Lease because of the condition.

        (2) All repair, maintenance, management and other services to be performed by Landlord or Landlord's agents involve the exercise of professional judgment by service providers, and Tenant expressly waives any claims for breach of warranty arising from the performance of those services.

   B.  Tenant's Obligation.

        (1) Subject to the provisions of Section 7.01, Section 7.03.A, Article Eight (Damage or Destruction) and Article Nine (Condemnation), Tenant shall, at all times, keep all other portions of the Demised Premises in good order, condition and repair, ordinary wear and tear excepted, including but not limited to maintenance, repairs and all necessary replacements of the windows, plate glass, doors, overhead doors, heating system, ventilating equipment, air conditioning equipment, electrical and lighting systems, fire protection sprinkler system, dock levelers, elevators, interior and exterior plumbing, the interior of the Demised Premises in general, pest control and extermination, down spouts, gutters, paving railroad siding, care of landscaping and regular mowing of grass, and including the exterior of the Demised Premises. In addition, Tenant shall, at Tenant's expense, repair any damage to any portion of the Property, including the roof, skylights, foundation, or structural components and exterior walls of the Demised Premises, caused by Tenant's acts or omissions. If Tenant fails to maintain and repair the Property as required by this Section, Landlord may, on ten (10) day's prior written notice, enter the Demised Premises and perform the maintenance or repair on behalf of Tenant, except that no notice is required in case of emergency, and Tenant shall reimburse Landlord immediately upon demand for all costs incurred in performing the maintenance or repair, plus a reasonable service charge.

        (2) HVAC Service. Tenant shall, at Tenant's own cost and expense, enter into a regularly scheduled preventative maintenance and service contract for all refrigeration, heating, ventilating, and air conditioning systems and equipment within the Demised Premises during the Lease Term. If Tenant fails to enter into such a service contract acceptable to Landlord, Landlord may do so on Tenant's behalf and Tenant agrees to pay Landlord the cost and expense thereof, plus a reasonable service charge, regularly upon demand.

7.04. Alterations, Additions and Improvements. Tenant shall not create any openings in the roof or exterior walls, or make any alterations, additions or improvements to the Demised Premises without the prior written consent of Landlord. Consent for non-structural alterations, additions or improvements shall not be unreasonably withheld by Landlord. Tenant may erect or install trade fixtures, shelves, bins, machinery, heating, ventilating and air conditioning equipment and, provide that Tenant complies with all applicable governmental laws, ordinances, codes, and regulations. At the expiration or termination of this Lease, Tenant shall, subject to the restrictions of Section 7.05 below, have the right to remove items installed by Tenant, provided Tenant is not in default at the time of the removal and provided further that Tenant shall, at the time of removal of the items, repair in a good and workmanlike manner any damage caused by the installation or removal. Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Demised Premises and shall not permit any mechanic's or materialman's lien to be filed against the Demised Premises or the Property. Upon request by Landlord, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any alterations, additions or improvements.

7.05. Condition Upon Termination. Upon the expiration or termination of this Lease, Tenant shall surrender the Demised Premises to Landlord broom clean and in the same condition as received, except for ordinary wear and tear which Tenant is not otherwise obligated to remedy under any provision of this Lease. Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Property Condition) or Article Eight (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration or termination of this Lease and to restore the Demised Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or termination of this Lease. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent; (i) electrical wiring or power panels; (ii) lighting or lighting fixtures;
(iii) wall coverings, drapes, blinds or other window coverings; (iv) carpets or other floor coverings; (v) heating, ventilating, or air conditioning equipment; (vi) fencing or security gates; or (vii) any other fixtures, equipment or items which, if removed, would affect the operation or the appearance of the Property.

ARTICLE EIGHT:  DAMAGE OR DESTRUCTION

8.01. Notice. If any buildings or other improvements situated on the Property are damaged or destroyed by fire, flood, windstorm, tornado or other casualty, Tenant shall immediately give written notice of the damage or destruction to Landlord.



8.02. Partial Damage. If the building or other improvements situated on the Demised Premises are damaged by fire, tornado, or other casualty, but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Landlord receives written notification by Tenant of the occurrence of the damage, this Lease shall not terminate, but Landlord shall proceed with reasonable diligence to rebuild or repair the building and other improvements on the Demised Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) to substantially the condition in which they existed prior to the damage. If the casualty occurs during the final eighteen (18) months of the Lease Term, Landlord shall not be required to rebuild or repair the damage unless Tenant exercises Tenant's renewal option (if any) within fifteen (15) days after the date of receipt by Landlord of the notification of the occurrence of the damage. If Tenant does not exercise its renewal option, or if there is no renewal option contained in this Lease, Landlord may, at Landlord's option, terminate this Lease by promptly delivering a written termination notice to Tenant, in which event the Rent shall be abated for the unexpired portion of the Lease Term, effective from the date of receipt by Landlord of the written notification of the damage. To the extent the Demised Premises cannot be occupied (in whole or in part) following the casualty, the Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be adjusted equitably.

8.03.  Substantial or Total  Destruction.   If the  building  or other
improvements situated on the Demised  Premises  are substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred twenty (120) days from the date Landlord receives written notification by Tenant of the occurrence of the damage, either Landlord or Tenant may terminate the Lease by promptly delivering a written termination notice to the other party, in which event the monthly installments of Rent shall be abated for the unexpired portion of the Lease Term, effective from the date
of  the  damage  or  destruction.   If  neither  party  promptly terminates
this Lease, Landlord shall proceed with reasonable diligence to rebuild and repair the building and other improvements (except that Tenant shall rebuild and repair Tenant's fixtures and improvements in the Demised Premises). To the extent the Demised Premises cannot be occupied (in whole or in part) following the casualty, the Rent payable under this Lease during the period in which the Demised Premises cannot be fully occupied shall be adjusted equitably.

ARTICLE NINE: CONDEMNATION

If, during the Lease Term or any extension thereof, all or a substantial part of the Demised Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or are conveyed to the condemning authority under threat of condemnation, this Lease shall terminate and the monthly installments of Rent shall be abated during the unexpired portion of the Lease Term, effective from the date of the taking. If less than a substantial part of the Demised Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is conveyed to the condemning authority under threat of condemnation, Landlord, at its option, may by written notice terminate this Lease. If Landlord does not terminate this Lease, Landlord shall promptly, at Landlord's expense, restore and reconstruct the buildings and improvements (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Demised Premises) situated on the Demised Premises in order to make the same reasonably tenantable and suitable for the use for which the Demised Premises is leased as defined in
Section 6.01. The monthly installments of Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted equitably. Landlord and Tenant shall each be entitled to receive and retail such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceeding. The termination of this Lease shall not affect the rights of the parties to such awards.

ARTICLE TEN: ASSIGNMENT AND SUBLETTING

Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or sublet the Demised Premises or any portion thereof. Any assignment or subletting shall be expressly subject to all terms and provisions of this Lease, including the provisions of Section 6.01 pertaining to the use of the Demised Premises. In the event of any assignment or subletting, Tenant shall remain fully liable for the full performance of all Tenant's obligations under this Lease. Tenant shall not assign its rights under this Lease or sublet the Demised Premises without first obtaining a written agreement from the assignee or sublessee whereby the assignee or sublessee agrees to assume the obligations of Tenant under this Lease and to be bound by the terms of this Lease. If an event of default occurs while the Demised Premises is assigned or sublet, Landlord may, at a Landlord's option, in addition to any other remedies provided in this Lease or by law, collect directly from the assignee or subtenant all rents becoming due under the terms of the assignment or subletting and apply the rent against any sums due to Landlord under this Lease. No direct collection by Landlord from any assignee or subtenant will release Tenant from Tenant's obligations under this Lease.

ARTICLE ELEVEN:  DEFAULT AND REMEDIES

11.01. Default. Each of the following events is an event of default under this Lease:

    A. Failure of Tenant to pay any installment of the Rent or other sum payable to Landlord under this Lease on the date that it is due and the continuance of that failure for a period of five (5) days after Landlord delivers written notice of the failure to Tenant. This clause shall not be construed to permit or allow a delay in paying Rent beyond the due date and shall not affect Landlord's right to impose a Late Charge as permitted in
Section 3.03.

    B. Failure of Tenant to comply with any term, condition or covenant of this Lease, other than the payment of Rent or other sum of money, and the continuance of that failure for a period of thirty (30) days after Landlord delivers written notice of the failure to Tenant;

    C. Failure of Tenant or any guarantor of Tenant's obligations under this Lease to pay its debts as they become due or an admission in writing of inability to pay its debts, or the making of a general assignment for the benefit of creditors;

    D. The commencement by Tenant or any guarantor of Tenant's obligations under this Lease of any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

    E. The commencement of any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations under this Lease seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and Tenant or any guarantor; (i) fails to obtain a dismissal of such case, proceeding, or other action within sixty (60) days of its commencement; or (ii) converts the case from one chapter of the Federal Bankruptcy code to another chapter; or (iii) is the subject of an order of relief which is not fully stayed within seven
(7) business days after the entry thereof; and

    F. Vacancy or abandonment by Tenant of any substantial portion of the Demised Premises or cessation of the use of the Demised Premises for the purpose leased.

11.02.   Remedies.   Upon the occurrence of any of the  events  of  default
listed in Section 11.01, Landlord shall have the option to pursue any one or more of the following remedies without any prior notice or demand.

    A. Terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord. If Tenant fails to so surrender the Demised Premises, Landlord may, without prejudice to any other remedy which it may have for possession of the Demised Premises or Rent in arrears, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages. Tenant shall pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of the termination, whether through inability to re-let the Demised Premises on satisfactory terms or otherwise.

    B. Enter upon and take possession of the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages, and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof. Landlord may re-let the Demised Premises and receive the rent therefore. Tenant agrees to pay to Landlord monthly or on demand from time to time any deficiency that may arise by reason of any such re-letting. In determining the amount of the deficiency, the professional service fees, attorneys' fees, court costs, remodeling expenses and other costs of re-letting shall be subtracted from the amount of rent received under the re-letting.

    C. Enter upon the Demised Premises, by force if necessary, without terminating this Lease and without being liable for prosecution or for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to pay Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, together with interest thereon at the rate of twelve percent (12%) per annum from the date expended until paid. Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

   D.  [Intentionally Left Blank]

   E. In addition to the foregoing remedies, Landlord shall have the right to change or modify the locks on the Demised Premises in the event Tenant fails to pay the monthly installment of Rent when due. Landlord shall not be obligated to provide another key to Tenant or allow Tenant to regain entry to the Demises Premises unless and until Tenant pays Landlord all Rent which is delinquent. Tenant agrees that Landlord shall not be liable for any damages resulting to the Tenant from the lockout. At such time that Landlord changes or modifies the lock, Landlord shall post a "Notice of Change of Locks" on the front of the Demised Premises. Such Notice shall state that:

    (1) Tenant's monthly installment of Rent is delinquent, and therefore, under authority of Section 11.02.E of Tenant's Lease, the Landlord has exercised its contractual right to change or modify Tenant's door locks;

    (2) The Notice has been posted on the Tenant's front door by a representative of Landlord and Tenant should make arrangements with the representative to pay the delinquent installments of Rent when Tenant picks up the key; and

    (3) The failure of Tenant to comply with the provisions of the Lease and the Notice and/or tampering with or changing the door lock(s) by Tenant may subject Tenant to legal liability.

   F. No re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election to terminate this Lease, unless a written notice of that intention is given to Tenant. Notwithstanding any such re-letting or re-entry or taking possession, Landlord may, at any time
thereafter, elect to terminate this Lease for a previous default.   Pursuit
of any of the foregoing remedies shall not preclude pursuit of any other remedies provided by law, nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any monthly installment of Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease. Failure of Landlord to declare any default immediately upon its occurrence, or failure to enforce one or more of
Landlord's remedies, or forbearance by Landlord to enforce one or more of Landlord's remedies upon an event of default shall not be deemed or construed to construed to constitute a waiver of default or waiver of any violation or breach of the terms of this Lease. Pursuit of any one of the above remedies shall not preclude pursuit by Landlord of any of the other remedies provided in this Lease. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any re-letting as provide for above shall include the expense of repossession and
any repairs or remodeling undertaken by Landlord following possession.   If
Landlord terminates this Lease at any time for any default, in addition to other Landlord's remedies, Landlord may recover from Tenant all damages Landlord may incur by reason of the default, including the cost of recovering the Demised Premises and the Rent then remaining unpaid.

11.03. Notice of Default. Tenant shall give written notice of any failure by Landlord to perform any of Landlord's obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Demised Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure the nonperformance within thirty (30) days after receipt of Tenant's notice. However, if the nonperformance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if the cure is commenced within the 30-day period and is thereafter diligently pursued to completion.

11.04. Limitation of Landlord's Liability. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Demised Premises or the leasehold estate under a ground lease of the Demised Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease accruing on or after the date of transfer, and Tenant agrees to recognize the transferee as Landlord under this Lease. However, each Landlord shall deliver to its transferee the Security Deposit held by Landlord if such Security Deposit has not been applied under the terms of this Lease.

ARTICLE TWELVE:  LANDLORD'S CONTRACTUAL LIEN

[Intentionally Left Blank]

ARTICLE THIRTEEN:  PROTECTION OF LENDERS

13.01.   Subordination and Attornment.  Landlord shall have  the  right  to subordinate this Lease to any future ground Lease, deed of trust or mortgage encumbering the Demised Premises, and advances made on the security thereof and any renewals, modification, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord's right to obtain such a subordination is subject to Landlord's providing Tenant with a written Subordination, Non-disturbance and Attornment Agreement from the ground lessor, beneficiary or mortgagee wherein Tenant's right to peaceable possession of the Demised Premises during the Lease Term shall not be disturbed if Tenant pays the Rent and performs all of Tenant's obligations under this Lease and is not otherwise in default, in which case Tenant shall attorn to the transferee of or successor to Landlord's interest in the Demised Premises and recognize the transferee or successor as Landlord under this Lease. If any ground lessor, beneficiary or mortgagee elects to have this Lease superior to the lien of its ground lease, deed of trust or mortgage and gives Tenant written notice thereof, this Lease shall be deemed superior to the ground lease, deed of trust or mortgage or the date of recording thereof. Tenant's rights under this Lease, unless specifically modified at the time this Lease is executed, are subordinated to any existing ground lease, deed of trust or mortgage encumbering the Demised Premises.

13.02.    Signing  of  Documents.   Tenant  shall  sign  and  deliver   any
instruments or documents necessary or appropriate to evidence any attornment or subordination or any agreement to attorn or subordinate. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver the attornment or subordination document or agreement.

13.03.  Estoppel Certificates.

   A. Upon Landlord's written request, Tenant shall execute and deliver to Landlord a written statement certifying: (1) whether Tenant is an assignee or subtenant; (2) the expiration date of the Lease; (3) the number of renewal options under the Lease and the total period of time covered by the renewal option(s); (4) that none of the terms or provisions of the Lease have been changed since the original execution of the Lease, except as shown on attached amendments or modifications; (5) that no default by Landlord exists under the terms of the Lease (or if Landlord is claimed to be in default, stating why); (6) that the Tenant has no claim against the Landlord under the Lease and has no defense or right of offset against collection of Rent or other charges accruing under the Lease; (7) the amount and date of the last payment of Rent; (8) the amount of any security deposits and other deposits, if any; and (9) the identity and address of any guarantor of the Lease. Tenant shall deliver the statement to Landlord within ten (10) days after Landlord's request. Landlord may forward any such statement to any prospective purchaser or lender of the Demised Premises. The purchaser or lender may rely conclusively upon the statement as true and correct.

    B. If Tenant does not deliver the written statement to Landlord within the ten (10) day period, Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (1) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (2) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (3) that not more than one monthly installment of Base Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

13.04. Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord its most recent financial statement to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord its most recent financial statement required by the lender to facilitate the financing or refinancing of the Demised Premises. Tenant represents and warrants to Landlord that each financial statement is a true, complete, and accurate statement as of the date of the statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE FOURTEEN:  ENVIRONMENTAL REPRESENTATIONS AND INDEMNITY

14.01. Tenant's Compliance with Environmental Laws. Tenant, at Tenant's expense, shall comply with all laws, rules, orders ordinances, directions, regulations and requirements of Federal, State, county and municipal authorities pertaining to Tenant's use of the Property and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable Federal, State and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as defined in Section 14.05), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officers, pursuant to law, which impose any duty upon Landlord or Tenant with respect to the use or occupancy of the Property.

14.02. Tenant's Indemnification. If the presence of Hazardous Materials on the Property caused or permitted by Tenant results in contamination of the Property or any other property, or if contamination of the Property or any other property by Hazardous Materials otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value of the Property, damages for the loss or restriction on use of rentable or unusable space or of any amenity or appurtenance of the Property, damages arising from any adverse impact on marketing of building space or land area, sums paid in settlement of claims, reasonable attorneys' fees, court costs, consultant fees and expert fees) which arise during or after the Lease Term as a result of the contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local government agency because of Hazardous Materials present in the soil or ground water on or under the Property. Without limiting the foregoing, if the presence of any Hazardous Materials on the Property (or any other property) caused or permitted by Tenant results in any contamination of the Property, Tenant shall promptly take all actions at Tenant's sole expense as are necessary to return the Property to the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord's approval of such actions is first obtained. The foregoing indemnity shall survive the expiration or termination of this Lease.

14.03. Landlord's Representations and Warranties. Landlord represents and warrants, to the best of Landlord's actual knowledge, that (i) any handling, transportation, storage, treatment or usage of Hazardous Materials that has occurred on the Property to date has been in compliance with all applicable Federal, State, and local laws, regulations and ordinances; and (ii) no leak, spill, release, discharge, emission or disposal of Hazardous Materials has occurred on the Property to date and that the soil or groundwater on or under the Property is free of Hazardous Materials as of the Commencement Date, unless expressly disclosed by Landlord to Tenant in writing.

14.04. Landlord's Indemnification. Landlord hereby indemnifies, defends and holds Tenant harmless from any claims, judgments, damages, penalties, fines, costs, liabilities, (including sums paid in settlements of claims) or loss, including, without limitation, attorneys' fees, court costs, consultant fees, and expert fees, which arise during or after the term of this Lease from or in connection with the presence or suspected presence of Hazardous Materials in the soil or groundwater on or under the Property, unless the Hazardous Material is released by Tenant or is present solely as a result of the negligence or willful conduct of Tenant. Without limiting the generality of the foregoing, the indemnification provided by this
Section 14.04 shall specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial work, removal or restoration work required by any Federal, State or local governmental authority.

14.05. Definition. For purposes of this Lease, the term "Hazardous Materials" means any one or more pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, solvent or oil as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Federal Clean Water Act, as amended, or any other Federal, State or local environmental law, regulation, ordinance, or rule, whether existing as of the date of this Lease or subsequently enacted.

  14.06.  Survival.  The representations and indemnities contained  in  the
Article 14 shall survive the expiration or termination of this Lease.

ARTICLE FIFTEEN: PROFESSIONAL SERVICE FEES

15.01. Amount and Manner of Payment. Professional service fees due to the Principal Broker shall be calculated and paid as follows:

    A.  [Internally Left Blank]

    B.   Landlord  agrees  to  pay  to the  Principal  Broker  a  lump  sum professional service fee (the "Fee") for negotiating this Lease, plus any applicable sales taxes, equal to the percentage stated in Section 1.13.A of the total Rent to become due to Landlord during the Lease Term. The Fee shall be paid to the Principal Broker (i) one-half on the date of final execution of this Lease, and (ii) the balance on the commencement Date of this Lease.

15.02. Other Brokers. Both Landlord and Tenant represent and warrant to the other party that they have had no dealings with any person, firm or agent in the negotiation of the Lease other than the Broker(s) named in this Lease, and no other broker, agent, person, firm or entity other than the Broker(s) is entitled to any commission or fee in connection with this Lease.

15.03. Payments on Renewal, Expansion, Extension or New Lease. If during the Lease Term (as may be renewed or extended) or within ten (10) years from the Commencement Date, whichever is the greater period of time, Tenant, Tenant's successors or assigns: (a) exercises any right or option to renew or extend the Lease Term (whether contained in this Lease or in any amendment, supplement or other agreement pertaining to this Lease) or enters into a new lease or rental agreement with Landlord covering the Demised Premises; or (b) enters into any lease, extension, renewal, expansion or other rental agreement with Landlord demising to Tenant any premises located on or constituting all or part of any tract or parcel of real property adjoining, adjacent to or contiguous to the Demised Premises and owned by Landlord on the Commencement Date, Landlord shall pay to the Broker an additional Fee covering the full period of the renewal, extension, lease, expansion or other rental agreement which shall be due on the date of exercise of a renewal option, or the date of execution in the case of an extension, new lease, expansion or other agreement provided that the Broker provides evidence of tenant representation. The additional Fee shall be computed under Section 15.01A or 15.01.B above (whichever has been made applicable under Section 1.13), as if a new lease had been made for such period of time.

15.04. Payments on Sale. If Tenant, Tenant's successors or assigns, purchases the Demised Premises at any time, pursuant to a purchase option contained in this Lease (or any lease, extension, renewal, expansion or other rental agreement) or, in the absence of any purchase option or exercise thereof, purchases the Demised Premises within ten (10) years from the Commencement Date, Landlord shall pay to the Principal Broker a Professional Service Fee in cash equal to the percentage stated in Section 1.13.B of the purchase price, payable at closing. Upon closing of a sale to Tenant, all monthly lease Fees shall terminate upon payment of the Professional Service Fee on the sale.

15.05. Landlord's Liability. If this Lease is negotiated by Principal Broker in cooperation with another broker, Landlord shall be liable for payment of all Professional Service Fees to Principal Broker only, whereupon Landlord shall be protected from any claims from a Cooperating Broker. The Principal Broker may pay a portion of the Fee to any Cooperating Broker pursuant to a separate agreement between the Brokers.

15.06. Joint Liability of Tenant. If Tenant enters into any new lease, extension, renewal, expansion, or other agreement to rent, occupy, or purchase any property described in Section 15.03 within the time specified in that Section, the agreement must be handled by the Principal Broker, otherwise Tenant shall be severally liable with Landlord for any payments due or to become due to the Principal Broker.

15.07. Assumption on Sale. In the event of a sale of the Demised Premises or the assignment of this Lease by Landlord, Landlord shall obtain from the purchaser or assignee an Assumption Agreement in recordable form whereby the purchaser or assignee agrees to pay the Principal Broker all Professional Service Fees payable under this Lease and shall deliver a fully executed original counterpart thereof to Principal Broker on the date of closing of the sale of the Demised Premises or assignment of this Lease. Landlord shall be released from personal liability for subsequent payments only upon the delivery to Principal Broker of that counterpart of the Assumption Agreement.

15.08. Termination. The termination of this Lease by the mutual agreement of Landlord and Tenant shall not affect the right of the Principal Broker to continue to receive the Fees agreed to be paid under this Lease, just as if Tenant had continued to occupy the Demised Premises and had paid the Rent during the entire Lease Term. Termination of this Lease under Article Eight or Article Nine shall not terminate the Principal Broker's right to collect the Fees.

15.09.  [Intentionally Left Blank]

ARTICLE SIXTEEN:  MISCELLANEOUS

16.01. Disclosure. Landlord and Tenant understand that a real estate broker is qualified to advise on matters concerning real estate and is not expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture or the ADA. The Brokers hereby advise Tenant to seek expert assistance on such matters. Brokers do not investigate a property's compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of a property and its construction, or that relate to its acquisition. If Brokers provide names of consultants or sources for advice or assistance, Tenant acknowledges that the Brokers do not warrant the services of the advisors or their products and cannot warrant the suitability of property to be acquired or leased. Furthermore, the Brokers do not warrant that the Landlord will disclose any or all property defects, although the Brokers will disclose to Tenant any actual knowledge possessed by Brokers regarding defects of the Demised Premises and the Property. In this regard, Tenant agrees to make all necessary and appropriate inquiries and to use diligence in investigating the Demised Premises and the Property before consummating this Lease. Landlord and Tenant hereby agree to indemnify, defend, and hold the Brokers harmless of and from any and all liabilities, claims, debts, damages, costs, or expenses, including but not limited to reasonable attorneys' fees and court costs, related to or arising out of or in any way connected to representations concerning matters properly the subject of advice by experts. In addition, to the extent permitted by applicable law, the Brokers' liability for errors or omissions, negligence, or otherwise, is limited to the return of the Fee, if any, paid to the Brokers pursuant to this Lease.

16.02. Force Majeure. If performance by Landlord of any term, condition or covenant in this Lease is delayed or prevented by any Act of God, strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, or any other cause not within the control of Landlord, the period for performance of the term, condition or covenant shall be extended for a period equal to the period Landlord is so delayed or prevented.

16.03. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Tenant shall be responsible for the conduct, acts and omissions of Tenant's agents, employees, customers, contractors, invitees, agents, successors or others using the Demised Premises with Tenant's expressed or implied permission. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular, and the masculine, feminine and neuter genders shall each include the other.

16.04. Waivers. All waivers to provisions of the Lease must be in writing and signed by the waiving party. Landlord's delay or failure to enforce any provisions of this Lease or its acceptance of late installments of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate, cash, or endorse the check without being bound to the conditions of any such statement.

16.05. Severability. A determination by a court of competent jurisdiction that any provision of this Lease is invalid or unenforceable shall not cancel or invalidate the remainder of that provision or this Lease, which shall remain in full force and effect.

16.06. Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

16.07. Amendments or Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Demised Premises and no other agreements are effective unless made a part of this Lease. All amendments to this Lease must be in writing and signed by all parties. Any other attempted amendment shall be void.

16.08. Notices. All notices and other communications required or permitted under this Lease must be in writing and shall be deemed delivered, whether actually received or not, on the earlier of: (i) actual receipt if delivered in person or by messenger with evidence of delivery; or (ii) receipt of an electronic facsimile transmission ("Fax") with confirmation of delivery; or (iii) upon deposit in the United States Mail as required below. Notices may be transmitted by Fax to the Fax telephone numbers specified in Article One on the first page of this Lease, if any. Notices delivered by mail must be deposited in the U.S. Postal Service, first class postage prepaid, and properly addressed to the intended recipient as set forth in Article One. After possession of the Demised Premises by Tenant, Tenant's address for notice purposes will be the address of the Demised Premises unless Tenant notifies Landlord in writing of a different address to be used for that purpose. Any party may change its address for notice by delivering written notice of its new address to all other parties in the manner set forth above. Copies of all notices should also be delivered to the Principal Broker, but failure to notify the Principal Broker will not cause an otherwise properly delivered notice to be ineffective.

16.09. Attorneys' Fees. If on account of any breach or default by any party to this Lease in its obligations to any other party to this Lease (including but not limited to the Principal Broker), it becomes necessary for a party to employ an attorney to enforce or defend any of its rights or remedies under this Lease, the non-prevailing party agrees to pay the prevailing party its reasonable attorneys' fees and court costs, if any, whether or not suite is instituted in connection with the enforcement or defense.

16.10. Venue. All obligations under this Lease, including but not limited to the payment of Fees to the Principal Broker, shall be performed and payable in the county in which the Property is located. The laws of the State of Texas shall govern this Lease.

16.11. Survival. All obligations of any party to this Lease which are not fulfilled at the expiration or the termination of this Lease shall survive such expiration or termination as continuing obligations of the party.

16.12. Binding Effect. This Lease shall inure to the benefit of, and be binding upon, each of the parties to this Lease and their respective heirs, representatives, successors and assigns. However, Landlord shall not have any obligation to Tenant's successors or assigns unless the rights or interests of the successors or assigns are acquired in accordance with the terms of this Lease.

16.13. Consult an Attorney. This Lease is an enforceable, legally binding agreement. Read it carefully. The Brokers involved in the negotiation of this Lease cannot give you legal advice. The parties to this Lease acknowledge that they have been advised by the Brokers to have this Lease reviewed by competent legal counsel of their choice before signing this Lease. By executing this Lease, Landlord and Tenant each agree to the provisions, terms, covenants and conditions contained in this Lease.

16.14. Offer: The execution of this Lease by the first party to do so constitutes an offer to lease the Demised Premises. Unless within the number of days stated in Section 1.14 above after the date of its execution by the first party to do so, this Lease is signed by the other party and a fully executed copy is delivered to the first party, such offer to lease shall be automatically withdrawn and terminated.


ARTICLE SEVENTEEN:  ADDITIONAL PROVISIONS
A.
At Tenant's expense, a videotape of the leased Premises shall be taken at the commencement of the Lease Term, a copy of which will be held by Tenant and Landlord. Tenant will notify Landlord as to when the videotape is to be made, and Landlord may be in attendance at that time. This video will be used to document any deficiencies in the condition of the Premises and its improvements, and will be used in lieu of a written description or list of deficiencies. It is understood by Landlord that the Tenant shall have no responsibility or liability with respect to repair or replacement of any such deficiency, unless the same shall have been repaired or replaced by Landlord during the Term hereof.

B.
Not withstanding anything to the contrary in exhibit A (Survey), Landlord represents and warrants to Tenant that there are no underground fuel tanks on the Demised Premises.



































LANDLORD                           TENANT



By [Signature]: SHERI KUYKENDALL   By [Signature]: DAVID F. MEYER
Name: Sheri Kuykendall             Name: David F. Meyer
Title: Vice President              Title: Sr. VP, Retail Support and Logistics
Date of Execution: 11/27/00        Date of Execution: 11/22/00



PRINCIPAL BROKER                   COOPERATING BROKER



By [Signature]: ALLEN GUMP         By [Signature]: M. FINNEY FOR LORCH
Name: Allen Gump                   Name: Jay W. Lorch, SIOR
Title: Director of Industrial      Title: First Vice President

Copyright Notice: This form is provided for the use of members of the North Texas Commercial Association of Realtors, Inc. Permission is hereby granted to make limited copies of this form for use in a particular Texas real estate transaction. Contact the NTCAR office to confirm that you are using the current version of this form.

                          CB Richard Ellis, Inc.
              North Texas Commercial Association Of Realtorsr

                            ADDENDUM A TO LEASE

                           EXPENSE REIMBURSEMENT

Demised Premises/Address:
   [Check all boxes which apply.  Boxes not checked do not apply to this
                                  Lease.]

A. Expense Reimbursement. Tenant shall pay the Landlord as additional Rent a portion of the following expenses (collectively the "Reimbursement") which are incurred by or assessed against the Demised Premises [check all that are to apply]:
   X Ad Valorem Taxes;
   X Insurance Premiums;
     Common Area Maintenance (CAM) Expenses;
     Operating Expenses;
     Roof and Structural Maintenance Expenses;

B.    Expense   Reimbursement  Limitations.    The   amount   of   Tenant's
Reimbursement shall be determined by one of the following methods as described in Section 4 below [check only one]:
     Base Year/Expense Stop Adjustment;
     Pro Rata Adjustment;
     Fixed Amount Adjustment;
   X Net Lease

C. Expense Reimbursement Payments. Tenant agrees to pay any end-of-year lump sum Reimbursement within thirty (30) days after receiving an invoice from Landlord. Any time during the Lease Term (or any renewals or extensions) Landlord may direct Tenant to pay monthly an estimated portion of the projected future Reimbursement amount. Any such payment directed by Landlord shall be due and payable monthly on the same day that the Base Rent is due. Landlord may, at Landlord's option and to the extent allowed by applicable law, impose a Late Charge on any Reimbursement payments which are not actually received by Landlord on or before the due date, in the amount and manner set forth in Section 3.03 of this Lease. Any Reimbursement relating to partial calendar years shall be prorated accordingly. Tenant's Pro Rata Share of such Reimbursements shall be based on the square footage of useable area contained in the Demised Premises in proportion to the square footage of useable building area of the Property. Tenant may audit or examine those items of expense in Landlord's records which relate to Tenant's obligations under this Lease. Landlord shall promptly refund to Tenant any overpayment which is established by an audit or examination. If the audit or examination reveals an error of more than five percent (5%) over the figures billed to Tenant, Landlord shall pay the reasonable cost of the audit or examination.

D.  Definitions.

  1. Ad Valorem Taxes. All general real estate taxes, general and special assessments, parking surcharges, rent taxes, and other similar governmental charges levied against the Property for each calendar year.

  2. Insurance Premiums. All Landlord's insurance premiums attributable to the Property, including but not limited to insurance for fire, casualty, general liability, property damage, medical expenses, and extended coverage, and loss of rents coverage for six months' Rent.

E. Gross-Up Provisions. [Check this only if applicable.] If the Property is a multi-tenant building and is not fully occupied during the Base Year or any portion of the Lease Term, an adjustment shall be made in computing the variable costs for each applicable calendar year. Variable costs shall include only those items of expense that vary directly proportionately to the occupancy of the Property. Variable costs which are included in the CAM and Operating Expenses shall be increased proportionately to the amounts that, in Landlord's reasonable judgment, would have been incurred had ninety percent (90%) of the useable area of the Property been occupied during those years.















                          CB Richard Ellis, Inc.
              North Texas Commercial Association Of Realtorsr

                            ADDENDUM B TO LEASE
                              RENEWAL OPTIONS

Demised Premises/Address: 2620 McIvey, Ft. Worth, Texas
A.   Option  to Extend Term.  Landlord grants to Tenant    One    option(s)
(the  "Option") to extend the Lease Term for an additional term of       60
months each (the "Extension"), on the same terms, conditions and covenants set forth in this Lease, except as provided below. Each Option may be exercised only by written notice delivered to the Landlord no earlier than
Two hundred forty      (    240 )
days before, and no later than One hundred eighty ( 180 ) days before, the expiration of the Lease Term or the preceding Extension of the Lease Term, whichever is applicable. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option may only be exercised by Tenant on the express condition that, at the time of the exercise, Tenant is not in default under any of the provisions of this Lease. The foregoing Options are personal to Tenant and may not be exercised by an assignee or subtenant without Landlord's written consent.

B. Calculation of Rent. The Base Rent during the Extension(s) shall be determined by one of the following methods [check one]:

    1. Consumer Price Index Adjustment. The monthly Base Rent during the Extension shall be determined by multiplying the monthly installment of Base Rent during the last month of the Lease Term by a fraction determined as follows:

     a. The numerator shall be the Latest Index which means either [check one]:

          (1) the Index published for the nearest calendar month preceding the first day of the Extension, or

          (2)  the  Index  for  the  month  of                          N/A
preceding the Extension.

      b. The denominator shall be the Initial Index which means either [check one]:

           (1) the Index published for the nearest calendar month preceding the Commencement Date, or

           (2)  the  Index  for the  month  of                          N/A
preceding the Commencement Date.
[If no blanks are filled in above, the choice (1) including the phrase, "the nearest calendar month preceding", shall apply.]

      c. The Index means the Consumer Price Index (CPI) for All Urban Consumers (All Items) U.S. City Average (unless this box is checked in which case the CPI for the Dallas/Fort Worth Consolidated Metropolitan Statistical Area shall be used) published by the U.S. Department of Labor, Bureau of Labor Statistics (Base Index of 1982-84 = 100). If the Index is discontinued or revised, the new index or computation which replaces the Index shall be used in order to obtain substantially the same result as would have been obtained if it had not been discontinued or revised. If such computation would reduce the Rent for the particular Extension, it shall be disregarded, and the Rent during the immediately preceding period shall apply instead.

X   2.  Fair Market Rental Value.  The Base Rent during the Extension shall be the Fair Market Rental determined as follows:

      a. The "Fair Market Rental" of the Demised Premises means the price that a ready and willing tenant would pay as of the commencement of the Extension as monthly rent to a ready and willing landlord of demised premises comparable to the Demised Premises if the property were exposed for lease on the open market for a reasonable period of time, and taking into account the term of the Extension, the amount of improvements made by Tenant at its expense, the creditworthiness of the Tenant, and all of the purposes for which the property may be used and not just the use proposed to be made of the Demised Premises by Tenant. Upon proper written notice by Tenant to Landlord of Tenant's election to exercise the renewal Option, Landlord shall within fifteen (15) days thereafter notify Tenant in writing of Landlord's proposed Fair Market Rental amount and Tenant shall thereupon notify Landlord of Tenant's acceptance or rejection of Landlords proposed amount. Failure of Tenant to reject Landlord's Fair Market Rental amount within fifteen (15) days after receipt of Landlord's notice shall be deemed Tenant's acceptance of Landlord's proposed Fair Market Rental amount.

      b. If Landlord and Tenant have not been able to agree on the Fair Market Rental amount prior to the date the option is required to be exercised, the rent for the Extension shall be determined as follows:
Within thirty (30) days following the exercise of the option, Landlord and Tenant shall endeavor in good faith to agree upon a single Appraiser (defined below). If Landlord and Tenant are unable to agree upon a single Appraiser within the thirty day period, each shall then appoint one Appraiser by written notice to the other, given within ten (10) days after the thirty day period. Within ten (10) days after the two Appraisers are appointed, the two Appraisers shall appoint a third Appraiser. If either Landlord or Tenant fails to appoint its Appraiser within the prescribed time period the single Appraiser appointed shall determine the Fair Market Rental amount of the Demised Premises. Each party shall bear the cost of the appraiser appointed by it and the parties shall share equally the cost of the third appraiser. The term "Appraiser" means a State Certified Real Estate Appraiser licensed by the State of Texas to value commercial property.

      c. The Fair Market Rental Value of the Demised Premises shall be the average of two of the three appraisals which are closest in amount as described below, and the third appraisal shall be disregarded. In no event shall the Rent be reduced by reason of such computation. If the Fair Market Rental is not determined prior to the commencement of the Extension, then Tenant shall continue to pay to Landlord the Rent applicable to the Demised Premises immediately prior to the Extension until the Fair Market Rental amount is determined, and when it is determined, Tenant shall pay to Landlord within ten (10) days after receipt of such notice the difference between the Rent actually paid by Tenant to Landlord and the new Rent determined under this Lease.

    C. Fixed Rental Adjustments. The monthly Base Rent shall be increased beginning on the following dates to these amounts:
     Date:       N/A         Amount:       N/A
     Date:       N/A         Amount:       N/A
     Date:       N/A         Amount:       N/A
     Date:       N/A         Amount:       N/A

                          CB Richard Ellis, Inc.
              North Texas Commercial Association Of Realtorsr

                            ADDENDUM F TO LEASE

                       CONSTRUCTION OF IMPROVEMENTS

Demised Premises/Address:

A.  Construction of Improvements.

   1. Landlord agrees to construct (or complete) a building and interior finishes and other improvements upon the Demised Premises in accordance with detailed Plans and Specifications to be promptly prepared by Landlord and delivered to Tenant. Upon approval by Tenant, two or more sets of the Plans and Specifications shall be signed by both parties, with one signed set retained by Tenant. Changes to the Plans and Specifications may be made only by written addenda signed by both parties.
  The floor covering allowance will not exceed $12 per square yard

   2. Upon approval of the Plans and Specifications, Landlord shall promptly begin construction and pursue the construction to its completion with reasonable diligence and in a good and workmanlike manner.

B.  Completion Date.

   1.  It is estimated by Landlord that the building and other improvements
will be completed        within 6 weeks of Lease execution  .

   2. Landlord shall notify Tenant in writing within two (2) days of the Date of Completion. Tenant shall then promptly inspect the building and other improvements, and if they have in fact been completed in accordance with the Plans and Specifications, the Lease Term shall begin upon the Date of Completion or on the Commencement Date, whichever is later. If Tenant reasonably determines that the improvements have not been completed in accordance with the Plans and Specifications, Tenant may deliver a written objection to Landlord specifying the deficiencies. If Tenant does not, within ten (10) days after Landlord's notice of completion, deliver to Landlord either a written objection or a written Letter of Acceptance of the improvements, then Tenant shall be deemed to have approved the improvements as constructed and the date of Landlord's notice of completion shall be the Date of Completion.

   3. If the building and other improvements have not in fact been completed in accordance with the Plans and Specifications, and Tenant has delivered to Landlord a written objection specifying the items deemed incomplete, then Landlord shall promptly proceed to finish the incomplete items, and the Lease Term shall begin upon the date that the items are in fact complete.

   4. Completion, as used in this Addendum, means substantial completion. Substantial completion will be deemed to have occurred when (i) Landlord obtains a Certificate of Occupancy issued by the local municipal authorities whose jurisdiction includes the Demised Premises, and (ii) the construction is sufficiently complete in accordance with the Plans and Specifications so that the Tenant is able to occupy or utilize the Demised Premises for its intended use, except for minor "punch list" items remaining to be completed.

C. Letter of Acceptance. Upon completion of the improvements to the Demised Premises, Tenant agrees to execute and deliver to Landlord, with a copy to the Principal Broker, a Letter of Acceptance, addressed to Landlord signed by Tenant (or its authorized representative) acknowledging that construction has been completed in accordance with the Plans and Specifications, acknowledging acceptance of the improvements (subject to "punch list" items being completed), acknowledging the Date of Completion, and acknowledging the Commencement Date of the Lease Term.

D. Taking of Possession. The taking of possession of the Demised Premises by Tenant shall be deemed conclusively to be acknowledgment by Tenant that construction has been completed in accordance with Plans and Specifications (except for latent defects and "punch list" items) whether or not a Certificate of Occupancy has been obtained, and that the Lease Term has begun as of the Date of Completion.

E. Failure to Complete. If the building and other improvements have not been completed in accordance with the Plans and Specifications by
February 25th, 2001            , or by such date as extended by application
of Section 16.02, Tenant shall have the right and option to terminate this Lease by giving written notice of Tenant's intention to terminate as of a certain date specified by Tenant in the notice of termination (the "Termination Date"). The notice must be given to Landlord not less than fifteen (15) days prior to the Termination Date. If the building and other improvements have not been completed by the Termination Date, this Lease shall terminate, unless further extended by Tenant in writing, with no further liability of one party to the other.







                          CB Richard Ellis, Inc.
              North Texas Commercial Association Of Realtorsr

                            ADDENDUM F TO LEASE

                       CONSTRUCTION OF IMPROVEMENTS

Demised Premises/Address:

A.  Construction of Improvements.

Landlord agrees to provide the following improvements to the above Demised
Premises:

RE:  McIvey, Fort Worth
1  Electrical                                            5,413.68
   Replace all 2' x 4' fixtures
   Replace all plugs & switches
   Repair all dock lighting
   Replace vent/lights in restrooms
   Repair all electrical to working order
2  Plumbing                                              2,357.00
   Replace two (2) water coolers
   Rebuild all plumbing fixtures
   check & clean all drains as required for working order
3  Painting                                              6,575.00
   Patch & prep all interior walls as required
   Paint all walls & door trim
   Prep & paint all restroom partitions
   Clean & paint all ceiling grids
   Power wash all dock areas
4  Replace all ceiling tile & insulation                 2,684.90
5  HVAC                                                  3,072.00
   Replace all grills
   Change all filters
   Check & clean system
6  Floor covering (allowance)                            1,850.00
   Demo existing flooring & base
   Install new carpet in existing carpet areas
   Install new VCT in all remaining areas
   Install new cove base on all walls
7  Repair all overhead doors (allowance)                 1,850.00
8  Construction cleaning & trash haul off                  475.00
9  Final cleaning                                          350.00
                                     Total Labor & Materials24,647.58
                                     15% Overhead & Profit3,697.14
                                     Total              28,344.72




























                           EXHIBIT "B" DRAWINGS

                                RETAINED BY

                            PROPERTY DEPARTMENT